                                                                      Exhibit 23


                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-55976) pertaining to the STERIS Corporation 401(k) Plan and Trust of our report dated June 22, 2000, with respect to the financial statements and schedule of the STERIS Corporation 401(k) Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 1999.


                                                  /s/  Ernst & Young LLP


June 22, 2000
Cleveland, Ohio